Exhibit 1.1

VISTRA OPERATIONS COMPANY LLC

(a Delaware limited liability company)

$850,000,000 7.000% Series A Junior Subordinated Notes due 2057

$650,000,000 7.250% Series B Junior Subordinated Notes due 2057

UNDERWRITING AGREEMENT

Dated: September 10, 2026

 VISTRA OPERATIONS COMPANY LLC

(a Delaware limited liability company)

$850,000,000 7.000% Series A Junior Subordinated Notes due 2057

$650,000,000 7.250% Series B Junior Subordinated Notes due 2057

UNDERWRITING AGREEMENT

September 10, 2026
Barclays Capital Inc.
BofA Securities, Inc.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Truist Securities, Inc.

as Representative(s) of the several Underwriters

c/o	Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o	BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o	Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

c/o	MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020

c/o	Truist Securities, Inc.
50 Hudson Yards, 70th Floor
New York, New York 10001

Ladies and Gentlemen:

Vistra Operations Company LLC, a Delaware limited liability company (the “Company”) and indirect, wholly owned subsidiary of Vistra Corp., a Delaware corporation (the “Parent”), and Parent confirm their agreement with BofA Securities, Inc. (“BofA”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Barclays Capital Inc., BofA, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and Truist Securities, Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in such Schedule A of the Company’s 7.000% Series A Junior Subordinated Notes due 2057 (the “Series A Notes”) and the Company’s 7.250% Series B Junior Subordinated Notes due 2057 (the “Series B Notes” and, together with the Series A Notes, the “Notes”).

The Notes will be issued pursuant to an indenture, dated as of September 24, 2026 (the “Base Indenture”), between the Company, Parent and Wilmington Trust, National Association, as trustee (the “Trustee”).  Certain terms of the Notes will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”).  The Notes will be irrevocably and unconditionally guaranteed by the Parent (the “Guarantee” and, together with the Notes, the “Securities”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a Letter of Representations, to be dated on or before the Closing Time (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Trustee and DTC.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-298811) covering the public offering and sale of certain securities of the Company, including the Notes, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Notes in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).  The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:25 P.M., New York City time, on September 10, 2026 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to prospective investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Notes that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus, as evidenced by its being specified in Schedule C hereto.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

This Agreement, the Indenture and the Securities are referred to herein, collectively, as the “Operative Documents.”

SECTION 1.         Representations and Warranties.

(a)        Representations and Warranties by the Company.  Each of the Company and the Parent, jointly and severally, represents and warrants to each Underwriter at the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i)           Compliance of the Registration Statement, the Prospectus and Incorporated Documents.  The Company and the Parent meet the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement is an automatic shelf registration statement under Rule 405 and the Notes have been and remain eligible for registration by the Company and the Parent on such automatic shelf registration statement.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company or the Parent, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to either of the Company’s or the Parent’s knowledge, contemplated, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Applicable Time and the Closing Time complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (T-1) of the Trustee under the Trust Indenture Act and (ii) any statements or omissions made in reliance upon and conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined below) described as such in Section 1(a)(ii). Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Applicable Time and the Closing Time complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act, and each preliminary prospectus and the Prospectus are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations.

(ii)         Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the General Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company and the Parent by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Notes and (ii) under the heading “Underwriting,” the eighth and tenth paragraphs related to covering and stabilizing transactions in the preliminary prospectus (collectively, the “Underwriter Information”).

(iii)        Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representative(s) and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Parent and the Company by any Underwriter through the Representative(s) specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representative(s) consists of the Underwriter Information.

Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or the Parent or any person acting on their behalf (within the meaning, for this paragraph only, of paragraph (c) of Rule 163 of the 1933 Act Regulations (“Rule 163(c)”)) has been filed with the Commission in accordance with the exemption provided by Rule 163(c) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163(c).

(iv)         Distribution of Offering Material By the Company.  Neither the Company nor the Parent has distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative(s) and listed on Schedule B hereto or any electronic road show or other written communications reviewed and consented to by the Representative(s) and listed on Schedule C hereto (each, a “Company Additional Written Communication”).  Each such Company Additional Written Communication, when taken together with the General Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative(s) specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representative(s) consists of the Underwriter Information.

(v)          No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(vi)         Well-Known Seasoned Issuer.  (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company, the Parent or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the  Notes in reliance on the exemption of Rule 163, (D) at the date of this Agreement and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(vii)        Not Ineligible Issuer.  (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes, (C) at the date of this Agreement and (D) at the Applicable Time, neither the Company nor the Parent was or is an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that either the Company or the Parent be considered an ineligible issuer.

(viii)       Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(ix)         Financial Statements; Non-GAAP Financial Measures.  The consolidated historical financial statements and schedules of the Parent and its consolidated subsidiaries, included or incorporated by reference in the General Disclosure Package and the Prospectus present fairly the financial condition, results of operations and cash flows of the Parent, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X (as defined below) and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)           Good Standing.  Each of the Company and the Parent has been duly incorporated or formed, as applicable, and, except as would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) (i) is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is incorporated, chartered, organized or formed with full corporate or limited liability company, as applicable, power and authority necessary to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, (ii) is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and (iii) is in good standing under the laws of each jurisdiction that requires such qualification.

(xi)         Significant Subsidiaries. The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Parent (as defined in Rule 1-02 of Regulation S-X under the Securities Act (“Regulation S-X”)) as of June 30, 2026.

(xii)      Capitalization.  The Parent has the authorized capitalization set forth in the General Disclosure Package and the Prospectus. All the outstanding shares of capital stock or ownership interests of the Company and the Parent have been duly authorized and validly issued and are fully paid and nonassessable, and, except  as otherwise set forth in the General Disclosure Package and the Prospectus, all outstanding shares of capital stock or ownership interests of the material subsidiaries are owned by the Parent either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance, other than any encumbrances created by Permitted Liens (as defined in the Indenture).

(xiii)      Authorization of Agreement, the Indenture and the Notes.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Parent; the Indenture has been duly authorized by the Company and the Parent and, when duly executed and delivered by the Company and the Parent at the Closing Time and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legal, valid and binding instrument enforceable against the Company and the Parent in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Notes have been duly authorized, and, when executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity) and enforceable against the Company in accordance with their terms.

(xiv)       Authorization of the Guarantee.    The Guarantee has been duly authorized, and, when the Securities have been executed and delivered by the Company in accordance with the provisions of the Indenture, will constitute the legal, valid and binding obligations of the Parent entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity) and enforceable against the Parent in accordance with its terms.

(xv)         Description of the Securities and the Indenture.  The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi)        Accuracy of Statements.  The statements in the preliminary prospectus supplement and the final prospectus supplement under the heading “Material U.S. Federal Income Tax Consequences” fairly summarize the matters therein described.

(xvii)       Absence of Violations, Defaults and Conflicts.  Neither the Parent nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Parent or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Parent or such subsidiary, or to any of their properties, as applicable, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect. None of the execution and delivery of this Agreement, the Indenture, the issuance and sale of the Notes and the Guarantee, the performance by the Parent or the Company of their respective obligations under this Agreement, the Indenture or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof conflicted or will conflict with, as applicable, resulted or will result, as applicable, in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Parent or any of the Parent’s subsidiaries, pursuant to, (a) the charter or by-laws or comparable constituting documents of the Parent or any of the Parent’s subsidiaries; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Parent  or any of the Parent’s subsidiaries, is a party or bound or to which its or their property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Parent  or any of the Parent’s subsidiaries, or any of its or their properties, which conflict, breach, violation or imposition would, in the case of clauses (b) and (c) above, either individually or in the aggregate with all other conflicts, breaches, violations and impositions referred to in this paragraph  (if any), have (x) a Material Adverse Effect (as defined below) or (y) a material adverse effect upon the transactions contemplated herein.

(xviii)     Absence of Labor Dispute.  No labor problem or dispute with the employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Parent, is threatened or imminent, and the Parent is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xix)       Absence of Proceedings.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Parent, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Parent or the Company of this Agreement, the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, business or properties of the Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (clauses (i) and (ii), a “Material Adverse Effect”), except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xx)      Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority is necessary or required for the performance by either the Company or the Parent of its respective obligations under the Operative Documents, in connection with the offering, issuance or sale of the Securities or the consummation of the transactions contemplated in the Operative Documents, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi)       Possession of Licenses and Permits.  The Parent and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Parent nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxii)       Title to Property.  (i) Each of the Parent and its subsidiaries has good and marketable title to all the properties (real and personal) described in the General Disclosure Package and the Prospectus as being owned by any of them, in each case, free and clear of any liens, equities, claims and other defects (except as may exist under applicable law and as may be imposed by the Parent’s credit facilities and its subsidiaries’ credit facilities described in the General Disclosure Package and the Prospectus, Permitted Liens or as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries); and (ii) all the property described in the General Disclosure Package and the Prospectus as being held under lease by the Parent or its subsidiaries is held thereby under valid, subsisting and enforceable leases, except, in the case of clause (i) or (ii), as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiii)     Payment of Taxes.  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities. The Parent and each of its subsidiaries has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxiv)      Insurance.  The Parent and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Parent or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Parent and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; except for losses reflected in the Parent’s financial statements and set forth in public disclosures, there are no claims by the Parent or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability; neither the Parent nor any of its subsidiaries have been refused any insurance coverage sought or applied for; and neither the Parent nor any of its subsidiaries have any reason to believe that it or they will not be able to renew its or their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxv)     Environmental Laws.  The Parent and its subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received written notice of any actual or potential liability under any Environmental Law, except with respect to (i) through (iii) above where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as would not, individually or in the aggregate, have a Material Adverse Effect, or except as set forth in the General Disclosure Package and the Prospectus, neither the Parent nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xxvi)      Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, the Parent periodically reviews the effect of Environmental Laws on the business, operations and properties of the Parent and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any environmental permit, license or approval, any related constraints on operating activities and any potential environmental liabilities to third parties); on the basis of such review, the Parent has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxvii)    Accounting Controls and Disclosure Controls.  The Parent has established and maintains a system of internal control over financial reporting (to the extent required by and as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Parent and has been designed by the Parent’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles as applied in the United States; the Parent’s internal control over financial reporting is effective; and the Parent is not aware of any material weaknesses in its internal control over financial reporting. The Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Parent and its subsidiaries is made known to the Parent’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xxviii)   Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Parent or any of the Parent’s directors or officers, in their respective capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xxix)     ERISA Compliance.  Except as would not have a Material Adverse Effect or as otherwise set forth in the General Disclosure Package and the Prospectus, (i) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Parent and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder has received a favorable determination letter from the IRS with respect to its qualification; (ii) each of the Parent and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) neither the Parent nor any of its subsidiaries maintains or is required to make material contributions to a “welfare plan” (as defined in Section 3(1) of ERISA) that provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA or similar state law providing for continuation health coverage for former employees)); (iv) each pension plan and welfare plan established or maintained by the Parent and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (v) neither the Parent nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA other than Pension Benefit Guaranty Corporation premiums incurred in the normal course.

(xxx)     Investment Company Act.  Neither the Company nor the Parent is or, after giving effect to this offering and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(xxxi)     Absence of Manipulation.  Neither the Company nor the Parent (or any other person acting on its or their behalf) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or the Parent to facilitate the sale or resale of the Securities.

(xxxii)    Foreign Corrupt Practices Act.  Neither the Parent nor any of its subsidiaries nor, to the knowledge of the Parent, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Parent or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by any such person or entity of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar applicable law of any other relevant jurisdiction, or the applicable rules or regulations thereunder; and the Parent and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of this offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar applicable law of any other relevant jurisdiction, or the applicable rules or regulations thereunder

(xxxiii)    Money Laundering Laws.  The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent, threatened.

(xxxiv)    OFAC.    Neither the Parent nor any of its subsidiaries nor, to the knowledge of the Parent, any director, officer, agent, employee or Affiliate of the Parent or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union, the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Kherson and Zaporizhzhia, Cuba, Iran, North Korea and Russia, collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in this offering, whether as underwriter, advisor, investor or otherwise). Neither the Parent nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a then-Sanctioned Person, or with or in a then-Sanctioned Country, since April 24, 2019, nor does the Parent or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(xxxv)     Lending and Other Relationships.  Except as disclosed in the General Disclosure Package and the Prospectus,  neither the Company nor the Parent (i) has any material lending or other relationship with any Underwriter or Affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any Affiliate of any Underwriter.

(xxxvi)    Cybersecurity.  (x) There has been no security breach or attack or other compromise of or relating to any of the Parent’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective tenants, employees, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), (y) the Parent and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data and (z) the Parent and its subsidiaries have complied, and are presently in compliance, in all material respects, with all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except in each case of clauses (x), (y) and (z) that would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data.

Officer’s Certificates.  Any certificate signed by any officer of the Company or the Parent and delivered to the Representatives or counsel for the Underwriters as required by this Agreement or the Indenture in connection with the offering contemplated hereby shall be deemed a representation and warranty by the Company or the Parent, as applicable, as to matters covered thereby, to each Underwriter.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)         The Notes.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 99.000% of the principal amount of the Series A Notes and 99.000% of the principal amount of the Series B Notes, plus accrued interest, if any, from September 24, 2026 to the Closing Time (as defined below) hereunder, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule A.

(b)         The Closing Time.  Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, or at such other place as shall be agreed upon by the Representative(s) and the Company, at 9:00 A.M. (New York City time) on September 24, 2026 (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Company (such time and date of payment and delivery being herein called “Closing Time”).

(c)         Public Offering of the Notes.  The Representative(s) hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Applicable Time as the Representative(s), in their sole judgment, have determined is advisable and practicable.

(d)         Payment for the Notes.  Payment for the Notes shall be made to the Company at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Company.

It is understood that each Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase.  The Representative(s) may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(e)        Delivery of the Notes.  The Company shall deliver, or cause to be delivered, to the Representative(s) for the accounts of the several Underwriters certificates for the Notes at the Closing Time, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Notes shall be in such denominations and registered in such names as the Representative(s) shall have requested at least two full business days prior to the Closing Time and shall be made available for inspection on the business day preceding the Closing Time at a location in New York City, as the Representative(s) may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3.       Covenants of the Company and the Parent.  Each of the Company and the Parent covenants and agrees with each Underwriter as follows:

(a)         Compliance with Commission Requests.  The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representative(s) immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Notes shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by this Section 3, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if either the Company or the Parent becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.  The Company and the Parent will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company and the Parent will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)         Continued Compliance with Securities Laws.  Each of the Company and the Parent will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Parent, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company and the Parent will promptly (A) give the Representative(s) written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative(s) with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use their respective best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company and the Parent are no longer eligible to file an automatic shelf registration statement, provided that the Company and the Parent shall not file or use any such amendment or supplement to which the Representative(s) or counsel for the Underwriters shall object.

(c)         Filing or Use of Amendments or Supplements.  Each of the Company and the Parent has given the Representative(s) written notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time and will give the Representative(s) written notice of its intention to file or use any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Notes is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Notes and (ii) the Closing Time, and will furnish the Representative(s) with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such amendment or supplement to which the Representative(s) or counsel for the Underwriters shall reasonably object.

(d)        Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative(s) and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative(s), without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(e)        Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Notes, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(f)        Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify or register the Notes for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and non-U.S. jurisdictions as the Representative(s) may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will advise the Representative(s) promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)        Earnings Statements.  The Parent will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act (which may be satisfied by a filing on the Commission’s EDGAR system).

(h)         Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)        Restriction on Sale of Notes.  During the period commencing on the date hereof and ending at the Closing Time, neither the Company nor the Parent will, without the prior written consent of the Representative(s) (which consent may be withheld at the Representative(s)’ discretion), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Notes or any securities that are substantially similar to the Notes, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Notes or such other securities, whether any such transaction, swap or other agreement described in clause (i) or (ii) above is to be settled by delivery of any Notes or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to the Notes to be sold hereunder.

(j)         Reporting Requirements.  Each of the Company and the Parent, during the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Notes, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet the applicable requirements of, the 1934 Act and 1934 Act Regulations.

(k)         Final Term Sheet.  The Company will prepare, or cause to be prepared, a final term sheet (a “Final Term Sheet”) reflecting only a description of the final terms of the Notes and the offering, attached as Schedule D hereto, and acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 3(l) hereof.  The Company will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(l)          Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative(s), it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative(s) will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative(s) listed on Schedule C.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative(s) as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative(s) in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)       Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Notes remain unsold by the Underwriters, the Company and the Parent will, prior to the Renewal Deadline, (i) promptly notify the Representative(s) in writing and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Notes, in form and substance satisfactory to the Underwriters.  If, at the Renewal Deadline, the Company and the Parent are not eligible to file an automatic shelf registration statement, the Company and the Parent will, prior to the Renewal Deadline, (i) promptly notify the Representative(s) in writing, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Notes, in form and substance satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Representative(s) in writing of such effectiveness.  The Company and the Parent will take all other action necessary or appropriate to permit the offering and sale of the Notes to continue as contemplated in the expired Registration Statement.  References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(n)        Eligibility of Automatic Shelf Registration Statement Form.  If at any time when Notes remain unsold by the Underwriters the Company or the Parent receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Parent will (i) promptly notify the Representative(s) in writing, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Notes, in form and substance satisfactory to the Underwriters, (iii) use its respective best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representative(s) in writing of such effectiveness.  The Company and the Parent will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company and the Parent has otherwise become ineligible.  References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

(o)       Certification Regarding Beneficial Owners.  The Company and the Parent will each deliver to the Representative(s), upon the reasonable request of the Representative(s) at or prior to the Closing Time, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representative(s) may reasonably request in connection with the verification of the foregoing certification.

(p)         No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

(q)         DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance, settlement and trading through the facilities of DTC.

SECTION 4.         Payment of Expenses.

(a)       Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) all costs and expenses incurred in connection with the preparation and execution of the Operative Documents and the DTC Agreement, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representative(s) and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Notes, (ix) any fees payable in connection with the rating of the Notes by the rating agencies, (x) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (xi) the fees and expenses of making the Notes eligible for clearance, settlement and trading through the facilities of DTC, (xii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii), (xiii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xiv) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section.  Except as provided in this Section 4 and Sections 6 and 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b)         Termination of Agreement.  If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5, Section 9(a) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out‑of‑pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.      Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Parent contained herein or in certificates of any officer of the Parent or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Parent of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)       Effectiveness of Registration Statement, etc.  The Registration Statement was filed by the Company and the Parent with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e).  Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company or the Parent, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s or the Parent’s knowledge, contemplated.  Each of the Company and the Parent has complied with each request (if any) from the Commission for additional information.  The Company shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)       Opinion of Counsel for Company.  At the Closing Time, the Representative(s) shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Sidley Austin LLP, counsel for the Company and the Parent, in form and substance satisfactory to the Representative(s), together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)         Opinion of Counsel for Underwriters.  At the Closing Time, the Representative(s) shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters reasonably requested by the Representative(s).  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative(s).  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other Representative(s) of the Parent and its subsidiaries and certificates of public officials.

(d)         Officers’ Certificate.  At the Closing Time, the Representative(s) shall have received a certificate of the Chief Executive Officer or the President of the Company and the Parent or of the chief financial or chief accounting officer of the Company and the Parent, dated the Closing Time, to the effect that (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except those representations that address matters only as of a particular date, which are true and correct as of such date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(e)        Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative(s) shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representative(s), together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)        Opinion of General Counsel. The Company shall have requested and caused the associate general counsel of the Company to furnish the Representatives an opinion, dated the day of the Closing Time and addressed to the Representatives.

(g)         Bring-down Comfort Letter.  At the Closing Time, the Representative(s) shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)        No Objection.  If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Notes.

(i)          No Important Changes.  Since the execution of this Agreement, (i) in the judgment of the Representative(s), since the date hereof or the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Effect and (ii) there shall not have been any change or decrease specified in the letter or letters referred to in Section 5(e) hereof which is, in the sole judgment of the Representative(s), so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes.

(j)         Ratings.  Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s or the Parent’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)        Clearance, Settlement and Trading.  Prior to the Closing Time, the Company and DTC shall have executed and delivered the Letter of Representations, dated the Closing Time, and the Notes shall be eligible for clearance, settlement and trading through the facilities of DTC.

(l)         Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Parent in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representative(s) and counsel for the Underwriters.

(m)      Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative(s) by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)         Indemnification of Underwriters.  The Company and the Parent, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (each, a “Governmental Authority”), commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company;

(iii)        against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)       Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, the Parent, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or the Parent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)        Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)        Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Parent, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Parent, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the Parent, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on the cover of the Prospectus.

The relative fault of the Company and the Parent, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Parent or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Parent and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Notes underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company or the Parent, each officer of the Company or the Parent who signed the Registration Statement, and each person, if any, who controls the Company or the Parent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Parent.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.        Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Parent or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and selling agents, any person controlling any Underwriter or the Company’s or Parent’s officers or directors or any person controlling the Company or the Parent and (ii) delivery of and payment for the Notes.

SECTION 9.          Termination of Agreement.

(a)        Termination.  The Representative(s) may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representative(s), since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to proceed with the completion of the offering of the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Authority, or (v)  if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Delaware authorities.

(b)         Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24‑hour period, then:

(i)          if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, each of the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Underwriters, or

(ii)           if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representative(s) or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative(s), care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax: 646-834-8133); BofA Securities, Inc. at 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Facsimile: 212-901-7881, Attention: High Grade Debt Capital Markets Transaction Management/Legal; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attn: Debt Capital Markets; Email: BA_DCM_Notices@mizuhogroup.com; MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, facsimile: (646) 434-3455; Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001, Attn: Legal Department; and notices to the Company will be mailed, delivered or telefaxed to 972-556-6335 and confirmed to it at 6555 Sierra Drive, Irving, Texas 75039, attention of the Legal Department

SECTION 12.      No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (b) in connection with the offering of the Notes and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries or their respective interest holders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Notes or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company with respect to the offering of the Notes except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering of the Notes and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13.       Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.      Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Parent and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.     Trial by Jury.  Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.       GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.      Consent to Jurisdiction.  Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court.  Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18.      TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.      Counterparts and Electronic Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include the keeping of records in electronic form and use of electronic signatures complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signature and Records Act or other applicable law (e.g., www.docusign.com), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 20.        Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.      Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 22.      Research Analyst Independence.  Each of the Company and the Parent acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Parent, its subsidiaries and/or the offering of the Notes that differ from the views of their respective investment banking divisions.  Each of the Company and the Parent hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Parent may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Parent by such Underwriters’ investment banking divisions.  Each of the Company and the Parent acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 23.       General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement shall not become effective until the execution of this Agreement by the parties hereto.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the 1933 Act and the 1934 Act.

SECTION 24.      Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Parent in accordance with its terms.

Very truly yours,

VISTRA OPERATIONS COMPANY LLC

By:	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

VISTRA CORP.

By:	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ John Lembeck
Name: John Lembeck
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Robert Colucci
Name: Robert Colucci
Title: Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Stephen E. Leamer
Name: Stephen E. Leamer
Title: Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Maheen Baig
Name: Maheen Baig
Title: Managing Director

TRUIST SECURITIES, INC.

By:	/s/ Rob Nordlinger
Name: Rob Nordlinger
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriters	Aggregate Principal Amount of Series A Notes to be Purchased	Aggregate Principal Amount of Series B Notes to be Purchased

Barclays Capital Inc.	$97,750,000	$74,750,000
BofA Securities, Inc.	97,750,000	74,750,000
Mizuho Securities USA LLC	97,750,000	74,750,000
MUFG Securities Americas Inc.	97,750,000	74,750,000
of Truist Sec Truist Securities, Inc.	97,750,000	74,750,000
BBVA Securities Inc.	22,950,000	17,550,000
BMO Capital Markets Corp.	22,950,000	17,550,000
Citigroup Global Markets Inc.	22,950,000	17,550,000
Credit Agricole Securities (USA) Inc.	22,950,000	17,550,000
Goldman Sachs & Co. LLC	22,950,000	17,550,000
J.P. Morgan Securities LLC	22,950,000	17,550,000
Morgan Stanley & Co. LLC	22,950,000	17,550,000
Natixis Securities Americas LLC	22,950,000	17,550,000
PNC Capital Markets LLC	22,950,000	17,550,000
RBC Capital Markets, LLC	22,950,000	17,550,000
Santander US Capital Markets LLC	22,950,000	17,550,000
Scotia Capital (USA) Inc.	22,950,000	17,550,000
SMBC Nikko Securities America, Inc.	22,950,000	17,550,000
SG Americas Securities, LLC	22,950,000	17,550,000
Wells Fargo Securities, LLC	22,950,000	17,550,000
KeyBanc Capital Markets Inc.	8,500,000	6,500,000
U.S. Bancorp Investments, Inc.	8,500,000	6,500,000

Total	$850,000,000	$650,000,000

SCHEDULE B

Issuer Free Writing Prospectuses

1.	Final Term Sheet for the Notes

SCHEDULE C

Electronic Road Shows and Other Written Communications

1.	Investor Presentation dated September 2026

SCHEDULE D

Term Sheet

Attached.

ANNEX A

Significant Subsidiaries

	Subsidiary	State of Incorporation or Organization
1.	Ambit Energy Holdings, LLC	Texas
2.	Ambit Holdings, LLC	Texas
3.	Ambit Texas, LLC	Texas
4.	Comanche Peak Power Company LLC	Delaware
5.	Crius Energy Holdings, LLC	Delaware
6.	Crius Energy, LLC	Delaware
7.	Dynegy Coal Holdco, LLC	Delaware
8.	Dynegy Energy Services (East), LLC	Delaware
9.	Dynegy Energy Services, LLC	Delaware
10.	Dynegy Marketing and Trade, LLC	Delaware
11.	Dynegy Midwest Generation, LLC	Delaware
12.	Dynegy Resources Generating HoldCo, LLC	Delaware
13.	Energy Harbor Holdings LLC (f/k/a Energy Harbor Corp.)	Delaware
14.	Energy Harbor LLC	Delaware
15.	Energy Harbor Nuclear Generation LLC	Delaware
16.	Equipower Resources Corp.	Delaware
17.	Illinois Power Marketing Company, LLC	Delaware
18.	Kincaid Generation, L.L.C.	Virginia
19.	La Frontera Holdings, LLC	Delaware
20.	Luminant Commercial Asset Management LLC	Ohio
21.	Luminant Energy Company LLC	Texas
22.	Luminant Generation Company LLC	Texas
23.	Luminant Power LLC	Delaware
24.	Oak Grove Management Company LLC	Delaware
25.	TXU Energy Retail Company LLC	Texas
26.	Value Based Brands LLC	Texas
27.	Vistra Asset Company LLC	Delaware
28.	Vistra Intermediate Company LLC	Delaware
29.	Vistra Operations Company LLC	Delaware
30.	Vistra Preferred, LLC	Delaware
31.	Vistra Vision Holdings I LLC	Delaware
32.	Vistra Vision Holdings II LLC	Delaware
33.	Vistra Vision LLC	Delaware
34.	Volt Asset Company, LLC	Delaware